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Exhibit Number (d)(2)
---------------------
FORM OF OPTION AGREEMENT ISSUED PURSUANT TO THE JUDGE GROUP INC.
1996 STOCK OPTION PLAN

                              THE JUDGE GROUP, INC.
                             1996 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
               made as of (month) (date), 2002 (the "Grant Date"), between The Judge Group, Inc., a Pennsylvania corporation (the "Company"), and (employee), a Key Employee of the Company and/or
                     a Related Corporation (the "Employee").

================================================================================

                  WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company ("Common Stock") as hereinafter provided, in accordance with the provisions of The Judge Group, Inc. 1996 Stock Option Plan (the "Plan"), a copy of which has been provided to the Employee;
         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:
         1. Grant of Option. The Company hereby grants to the Employee the right and option (the "Option") to purchase all or any part of an aggregate of (#shares) shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as they may be amended, from time to time in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Agreement). It is intended that the Option granted hereunder be an incentive stock option ("ISO") as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
         2. Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be $(price). It is the determination of the committee that administers the Plan (the "Committee") that on the Grant Date the Option price was not less than the greater of one hundred percent (100%) (or, in the case of a Key Employee who owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation, one hundred ten percent (110%)) of the fair market value of a share of Common Stock, or the par value thereof.
         3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Agreement, this Option shall expire on (month) (date), 2012 (the "Expiration Date"), which date is not more than ten (10) years (or, in the case of a Key Employee who owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation, five (5) years) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.
         4. Exercise of Option. This Option may be exercised in such installments and on such dates, not less than six (6) months from the Grant Date, as follows:

              Number of Shares                     Date Exercisable
              ----------------                     ----------------
                (1/4#shares)                     (month) (date), 2003
                (1/4#shares)                     (month) (date), 2004
                (1/4#shares)                     (month) (date), 2005
                (1/4#shares)                     (month) (date), 2006

Options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan and in this Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.
         5. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice to the Company, at its principal office, which is located at 2 Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full Option price of such shares.
The Option price shall be paid to the Company in any of the following methods:
       (a) in cash or its equivalent;
       (b) in Company Common Stock previously acquired by the Employee, provided that if such shares of Common Stock were acquired through exercise of an ISO, such shares have been held by the Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of a non-qualified stock option or an option under a similar plan, such shares have been held by the Employee for a period of more than six (6) months on the date of exercise;

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

Exhibit Number (d)(2)
---------------------
FORM OF OPTION AGREEMENT ISSUED PURSUANT TO THE JUDGE GROUP INC.
1996 STOCK OPTION PLAN

       (c) in Company Common Stock newly acquired by the Employee upon exercise of such Option;
       (d) in any combination of method (a), method (b), and method (c); or
       (e) By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.
In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of exercise of the Option, as such "fair market value" is determined in Section 1(b)(7) of the Plan, of the Common Stock surrendered in payment of such Option Price. Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and Employee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.
     6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.
     7. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his or her guardian or legal representative.
     8. Termination of Employment. If the Employee's employment with the Company and all related corporations, as defined in the Plan, is terminated for any reason other than death or disability prior to the Expiration Date of this Option as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Employee at any time prior to the earlier of:
        (a) the Expiration Date specified in Paragraph 3; or
        (b) three (3) months after the date of such termination of employment.
     9. Disability. If the Employee becomes disabled, as defined in the Plan, during his or her employment and, prior to the Expiration Date of this Option as set forth in Paragraph 3, the Employee's employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee in its discretion, by the Employee, or in the event of the Employee's legal disability, by the Employee's legal representative, at any time prior to the earlier of:
        (a) the Expiration Date specified in Paragraph 3; or
        (b) one (1) year after the date of such termination of employment.
     10. Death. If the Employee dies during his or her employment and prior to the Expiration Date of this Option as set forth in Paragraph 3; or if the Employee's employment is terminated for any reason (as described in Paragraphs 8 or 9 above) and the Employee dies following his or her termination of employment but prior to the earliest of the Expiration Date of this Option as set forth in Paragraph 3 above, the expiration of the period determined under Paragraph 8 or 9 above; this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the


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

Exhibit Number (d)(2)
---------------------
FORM OF OPTION AGREEMENT ISSUED PURSUANT TO THE JUDGE GROUP INC.
1996 STOCK OPTION PLAN

Employee's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Employee's death, at any time prior to the earlier of:
        (a) the Expiration Date specified in Paragraph 3, or
        (b) three (3) years after the date of such termination of employment.
     11. Disqualifying Disposition of Option Shares. The Employee agrees to give written notice to the Company, at its principal office, if a "disposition" of the shares acquired through exercise of the Option granted hereunder occurs at any time within two (2) years after the Grant Date or within one (1) year after the transfer to the Employee of such shares. For purposes of this Paragraph 11, the term "disposition" shall have the meaning assigned to such term by Section 424(c) of the Code.
     12. Withholding of Taxes. The obligation of the Company to deliver shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.
     13. Governing Law. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning ISOs, and its interpretation shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.
     IN WITNESS WHEREOF, the Company has caused this Incentive Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his or her hand and seal, all on the day and year first above written.


THE JUDGE GROUP, INC.                      EMPLOYEE


________________________________           _____________________________
Chief Executive Officer                    (employee)


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

Exhibit Number (d)(2)
---------------------
FORM OF OPTION AGREEMENT ISSUED PURSUANT TO THE JUDGE GROUP INC.
1996 STOCK OPTION PLAN


                              THE JUDGE GROUP, INC.
                             1996 STOCK OPTION PLAN

                       Notice of Exercise of Stock Option

Subject to the terms of The Judge Group, Inc. 1996 Stock Option Plan and the Incentive Stock Option Agreement under which the incentive stock options herein referenced were granted to me on (month) (date), 2002, I hereby exercise the incentive stock option granted to me on said date by The Judge Group, Inc. with respect to the following number of shares of The Judge Group, Inc. common stock, par value $.01 per share ("Shares"), covered by said option:

             Number of Shares being purchased
                                                        ------------
             Option Price per Share                     $  (price)
                                                        ------------
             Total Option Price                         $
                                                        ------------

Check one of the following to indicate method of payment:

___ a. Enclosed is cash, or its equivalent, in the amount of $_______ in full payment for such Shares.

___ b. Enclosed is/are _______ Share(s) with a total fair market value of $_______ on the date hereof in full payment for the Shares being purchased.

___ c. Please withhold _______ Share(s) with a total fair market value of $_______ on the date hereof in full payment for the Shares being purchased.

___ d.  Enclosed is cash or its equivalent, in the amount of $_______ and
        _______ Share(s) with a total fair market value of $_______ on the date hereof in [partial] [full] payment for such Shares. [In addition, please withhold _______ Share(s) with a total fair market value of $_______ on the date hereof.]

___ e.  I have provided notice to ____________________________, a broker who will render full payment for such Shares. (Employee should attach to the notice of exercise provided to the broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.)

Please have the certificate or certificates representing the purchased Shares registered in the following name or names(1):

      ___________________________________

and sent to:   _________________   at:   _______________

Date:          ________, _______             Signature:___________________
                                                       (employee)


------------------
(1) Certificates may be registered in the name of the Employee alone or, jointly, in the names of the Employee and his or her spouse, with right of survivorship.







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